CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-258149 and 333-276681 on Form S-1 and Registration Statement Nos. 333-259100, 333-272686, and 333-280084 on Form S-8, and Registration Statement No. 333-274828 on Form S-3 of our report dated March 28, 2025, relating to the financial statements of The Beachbody Company, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 28, 2025